Exhibit 99.2

Information Relating to Part II, Item 14. — Other Expenses of Issuance and Distribution

The following table sets forth those expenses incurred by Tower Bancorp, Inc. (the “Company”) in connection with the offer and sale of 2,198,840 shares of the Company’s common stock, without par value per share, pursuant to the registration statements (File No. 333-161272 and No. 333-171180) on Form S-3 of the Company previously filed with the Securities and Exchange Commission, other than underwriting discounts and commissions. All of the expenses are estimates other than the SEC registration fee.

SEC Registration Fee	$6,187
Printing Expenses	50,000
Accounting Fees and Expenses	390,000
Legal Fees and Expenses	120,000
Miscellaneous	13,813
Total	$580,000